PROMISSORY NOTE

Borrower: Suja Minerals Corp. 10300 W. Charleston 13-56 Las Vegas, Nevada 89135
(individually and collectively the "Borrower")

Lender: Hemisphere West Co. Ltd. "Hemisphere"

Principal Amount: $8,400 CAD

1. FOR VALUE RECEIVED, The Borrower promises to pay to Hemisphere West Co. Ltd at Taiwan, or at such address as may later be provided in writing to the Borrower, the principal sum of eight thousand four hundred ($8,400) CAD, with interest payable on the unpaid principal at the rate of 5 percent per annum, calculated yearly not in advance.

2. This Note will be repaid in 1 year.

3. At any time while not in default under this Note, the Borrower may pay the outstanding balance then owing under this Note to Hemisphere without further bonus or penalty.

4. Notwithstanding anything to the contrary in this Note, if the Borrower defaults in the performance of any obligation under this Note, then Hemisphere may declare the principal amount owing and interest due under this Note at that time to be immediately due and payable.

5. This Note will be construed in accordance with and governed by the laws of the State of Nevada.

6. If any term, covenant, condition or provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Note will in no way be affected, impaired or invalidated as a result.

7. All costs, expenses and expenditures including, and without limitation, the complete legal costs incurred by Hemisphere in enforcing this Note as a result of any default by the Borrower, will be added to the principal then outstanding and will immediately be paid by the Borrower. In the case of the Borrower's default and the acceleration by Hemisphere of the amount due, all amounts outstanding under this Note will bear interest at the rate of 10 percent per annum from the date of demand until paid.

8. This Note will enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the Borrower and Hemisphere. The Borrower waives presentment for payment, notice of non-payment, protest and notice of protest.

Suja Minerals Corp. Aug 9 /2010

per: ______________________________(SEAL)

Matt Reams
President & CEO

CRAWFORD PROPERTY - BRITISH COLUMBIA

This Agreement is dated for reference the 9th day of August, 2010.

BETWEEN:

Hemisphere West Co. Ltd.
No. 19 Aelly 34, Ler-Li Shen Sty
Keeleung, Taiwan 204

(the above hereinafter referred to as "Hemisphere")

OF THE FIRST PART

AND:

SUJA MINERALS CORP.
10300 W. Charleston 13-56
Las Vegas, Nevada 89135

(the above hereinafter referred to as "Suja")

OF THE SECOND PART

WITNESSES THAT WHEREAS Hemisphere owns 100% legal and beneficial interest in certain mineral claims situated in the Province of British Columbia (the "Property") as described on Schedule "A" attached hereto;

AND WHEREAS Hemisphere desires to grant and Suja is desirous of obtaining an option to acquire a 100% undivided interest in and to the Property upon terms and conditions herein contained, and subject to the Royalty Interest herein defined;

NOW THEREFORE in consideration of the premises and the mutual covenants and agreements herein contained, the parties agree as follows:

1. GRANT OF OPTION

Hemisphere grants to Suja the sole, exclusive and irrevocable right and option (the "Option") to acquire an undivided 100% right, title and interest in and to the Property, subject to the Royalty Interest, in accordance with the terms of this Agreement.

2. OPTION ONLY

This is an option only and except as specifically provided otherwise, nothing herein contained shall be construed as obligating Suja to do any acts or make any payments hereunder and any act or acts, or payment or payments as shall be made hereunder shall not be construed as obligating Suja to do any further act or make any further payment. If the Option is terminated before the Option is exercised, Suja shall not be bound thereafter in debt, damages or otherwise under this Agreement, except in respect of obligations arising prior to such termination or otherwise provided for in this Agreement, and all payments theretofore paid by Suja shall be retained by Hemisphere for his own use absolutely.

3. TERMS OF THE OPTION

In order to maintain the Option in good standing and earn a 100% right, title and undivided interest in and to the Property, subject to the Royalty Interest, Suja, subject to paragraph 2, shall:

(a) by August 31, 2010 pay Hemisphere 10 Million Shares of Suja Minerals Corp and Hemisphere or Operator $8400 or issue a promissory note as specified in Schedule C;

(b) by August 31, 2011 pay Hemisphere or Operator $76,800 as specified in Schedule C;

(c) by August 31, 2012 pay Hemisphere an additional $50,000 and for the next 4 years pay $50,000 by August 31st to Hemisphere; and

(d) $250,000 shall be paid to the Owner each year following the five year period until such time as the project is abandon or put into production at which such time the payments will cease and the Royalty Per Ton will take its place;.

4. EXERCISE OF THE OPTION

If Suja has met the terms in 3.a,b,c,d in accordance with this agreement, Suja shall be deemed to have exercised the option and will have acquired an undivided 100% interest in and to the property subject to the royalty interest.

5. ROYALTY INTEREST

If Suja exercises the Option, Hemisphere shall be entitled to receive and Suja shall pay to Hemisphere a royalty of $3.00 cdn/ton adjusted yearly by the Canadian Cost of Living Index payable from the property in accordance with the provisions of Schedule "B" attached hereto.

6. OPERATOR

During the term of the Option, Suja shall appoint an Operator for purposes of developing and executing exploration programs. Hemisphere shall transfer the Property to the Operator or its appointed representative upon signature, and the Operator or its appointed representative shall be the registered owner so long as the Option is in good standing.

7. RIGHT OF ENTRY

During the currency of the Option, Suja and its employees, agents and any person duly authorized by Suja shall have the sole and exclusive right to:

(a) enter in, under and upon the Property;

(b) have exclusive and quiet possession thereof subject to the rights of Hemisphere hereunder;

(c) do such prospecting, exploration, development or other mining work thereon and thereunder as Suja in its sole discretion may consider advisable;

(d) bring upon and erect upon the Property such mining facilities as Suja may consider advisable; and

(e) remove from the Property and dispose of reasonable quantities of ores, minerals and metals for the purposes of sampling, obtaining assays or making other tests.

8. TERMINATION

If Suja should fail to make any payments or issue any shares within the time permitted therefore under this Agreement to maintain the Option, or if Suja should be in default in performing any of its obligations hereunder, Suja shall have 30 days to make the payment, issue the shares or cure the default, and if Suja fails to do so then the Option shall at the end of such 30 day period be and be deemed for all purposes to have been terminated.

9. COVENANTS OF THE OPERATOR

During the currency of this Agreement, the Operator shall:

(a) ensure the Property is in good standing by ensuring the filing of all assessment work conducted on the Property is completed or by making payments in lieu thereof, and by doing all other acts and things and making all other payments which may be necessary in that regard;

(b) ensure all reclamation work required resulting from exploration work conducted subsequent to the date of this Agreement is completed;

(c) make available to the non-operator and its representatives all records and files relating to the Property in its possession, permit the non-operator and its representatives to take abstracts therefrom and make copies thereof and prepare a formal annual report by March 1 the following year;

(d) permit the non-operator, or its representative, duly authorized by it in writing, at its own risk and expense, access to the Property at all reasonable times and to all records prepared by the Operator in connection with work done or with respect to the Property;

(e) not do or permit or suffer to be done any act or thing which would or might in any way adversely affect the rights of the non-operator hereunder; and

(f) ensure all work on or with respect to the Property is done in a careful and workmanlike manner and in compliance with the applicable laws of the jurisdiction in which the Property is located and indemnify and save the non-operator harmless from any and all loss, damage, costs, actions and suits arising out of or in connection with work done by the Operator on or with respect to the Property.

10. COVENANTS OF THE NON-OPERATOR

During the currency of this Agreement, the non-operator covenants and agrees with the Operator to not do or permit or suffer to be done any act or thing which would or might in any way adversely affect the rights of the Operator hereunder.

11. REPRESENTATIONS AND WARRANTIES OF KLASSEN

Hemisphere hereby represents and warrants to Suja that:

(a) Hemisphere is the legal and beneficial owner of the Property;

(b) the Property is located and recorded in accordance with the applicable laws of the Province of British Columbia;

(c) the Property will be transferred to Suja's licensed operator, free and clear of all liens, charges and encumbrances;

(d) upon transfer of the claims to Suja's licensed operator, there will be no pending or threatened actions, suits, claims or proceedings regarding the Property; and,

Hemisphere has the exclusive right and authority to enter into this Agreement and to dispose of the Property in accordance with the terms hereof, and that no other person, firm or corporation has any proprietary or other interest in the same.

The representations and warranties of Hemisphere herein before set out, form a part of this Agreement and are conditions upon which Suja has relied on in entering into this Agreement and shall survive the exercise of the Option by Suja. Hemisphere shall indemnify and save Suja harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition contained in this Agreement. Hemisphere acknowledges and agrees that Suja has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement and that no information which is now known or which may hereafter become known to Suja or its officers, directors or professional advisors shall limit or extinguish the right to indemnity hereunder.

12. TERMINATION PRIOR TO ACQUISITION OF INTEREST

If the Option is terminated, or if this Agreement is terminated prior to the exercise of the Option by Suja, Suja shall return to Hemisphere forthwith exclusive and quiet possession of the Property with at least two years of assessment credit, and free and clear of all liens, charges and encumbrances.

13. ADDITIONAL TERMINATION

In addition to any other termination provisions contained in this Agreement, Suja shall at any time have the right to terminate its rights and future obligations under this Agreement by giving notice in writing of such termination to Hemisphere, and in the event of such termination, Suja shall not earn any interest in the Property, and this Agreement, save and except for the provisions of paragraphs 14 hereof, shall be of no further force and effect.

14. FORCE MAJEURE

If Suja is prevented or delayed in complying with any provisions of this Agreement by reason of strikes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of Suja, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay. Suja, insofar as is possible, shall promptly give written notice to Hemisphere of the particulars of the reasons for any prevention or delay under this paragraph, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to Hemisphere as soon as such cause ceases to subsist.

15. NOTICE

Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered or if mailed by registered mail in the United States, (save and except during the period of any interruption in the normal postal service within United States) or sent by facsimile transfer to either party at the addresses first set out above and any notice given as aforesaid shall be deemed to have been given, if delivered or sent by facsimile transfer, when delivered or faxed, or if by

mail, on the third business day after the date sent by mail . Either party may from time to time by notice in writing change its address for the purpose of this paragraph.

16. FURTHER ASSURANCES

The parties hereto agree to execute all such further or other assurances and documents and to do or cause to be done all acts necessary to implement and carry into effect the provisions and intent of this Agreement.

17. TIME OF ESSENCE

Time shall be of the essence of this Agreement.

18. TITLES

The titles to the respective paragraphs hereof shall not be deemed to form part of this Agreement but shall be regarded as having been used for convenience of reference only.

19. SCHEDULES

The Schedules to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if they were contained in the body hereof.

20. VOID OR INVALID PROVISION

If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants and conditions of this Agreement, and all applications thereof not held invalid, void or unenforceable shall continue in full force and effect and in no way be affected, impaired or invalidated thereby.

21. SUCCESSORS AND ASSIGNS

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors, assigns, heirs, executors or administrators as the case may be.

22. APPROVALS

Suja and Hemisphere hereby acknowledge that this Agreement shall be subject to all necessary regulatory approvals, which shall be applied for on a timely basis.

23. ARBITRATION

If any question, difference or dispute shall arise between the parties or any of them in respect of any matter arising under or in connection with the subject matter of this Agreement, or in relation to the construction hereof, the same shall be determined by the award of a single arbitrator under the Commercial Arbitration Act of the Province of British Columbia, and the decision of the arbitrator shall in all respects be conclusive and binding upon all the parties.

24. AREA OF INTEREST

There shall be no area of interest surrounding the Property and Hemisphere is not entitled to any interest in any claims owned by Suja prior to this Agreement.

25. ASSIGNMENT

Suja with the consent of Hemisphere first had and obtained, such consent to be not unreasonably withheld, may at any time during the term of the Option sell, transfer or otherwise dispose of all or any portion of its interest in or its rights under this Agreement; provided that any purchaser, grantee or transferee of any such interest or rights delivers to Hemisphere its agreement related to this Agreement and to the Property, containing:

(a) a covenant by such transferee to perform all the obligations of Suja to be performed under this Agreement in respect of the interest or rights to be acquired by it from Suja to the same extent as if this Agreement had been originally executed by such transferee as principal obligant; and

(b) a provision subjecting any further sale, transfer or other disposition of such interest or rights or any portion thereof to the restrictions contained in this section;

and further provided that any shares delivered to Hemisphere in connection with the exercise of the Option must be shares of Suja, unless otherwise agreed in writing by Hemisphere. No transfer or assignment of the Property shall be made without consent of Hemisphere, such consent not to be unreasonably withheld.

No transfer or assignment by Suja of any interest less than its entire interest in this Agreement shall, as between Suja and Hemisphere, discharge it from any of its obligations hereunder, but upon the transfer by Suja of the entire interest at the time held by it in this Agreement (whether to one or more transferees and whether in one or in a number of successive transfers), Suja shall be deemed to be discharged from all obligations hereunder save and except for obligations which arose prior to the date of transfer.

29. GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia.

30. PRIOR AGREEMENTS

This Agreement contains the entire agreement between the parties in respect of the Property and supersedes all prior agreements between the parties hereto with respect to the Property, which said prior agreements shall be deemed to be null and void upon the execution hereof.

31. INDEMNITY

Suja shall indemnify and hold harmless Hemisphere, his heirs, successors, executors, administrators and assigns, from any and all liability or damages to Twenty-Seven's employees, agents and invitees and to any third persons for personal injury, property damage or otherwise and from any and all liability, fine, penalty or other consequence in connection with any claim by federal, provincial or municipal government or entity in connection with the Twenty-Seven's activities upon the Property including but not limited to, any claim of liability in connection with toxic or hazardous substances, mining activities or of any environmental nature, resulting from Twenty-Seven's operations and shall, in addition to indemnification and holding harmless for any loss incurred by Hemisphere in connection with any claim for personal injury or property damage, or claim by any government entity or agency, or other claim in connection with the Twenty-Seven's activities under this Agreement, Suja shall reimburse Hemisphere, his heirs, successors, assigns, executors or administrators for all legal fees and other expenses incurred by them in any litigation, claim or administrative proceeding to which Hemisphere is made a party which is based, in whole or in part, upon any of Twenty-Seven's activities pursuant to this Agreement.

32. EXECUTION IN COUNTERPARTS

This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document.

IN WITNESS WHEREOF the parties hereto have executed these presents as of the day and year first above written.

HEMISPHERE WEST CO. LTD.

SUJA MINERALS CORP.

29. GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia.

30. PRIOR AGREEMENTS

This Agreement contains the entire agreement between the parties in respect of the Property and supersedes all prior agreements between the parties hereto with respect to the Property, which said prior agreements shall be deemed to be null and void upon the execution hereof.

31. INDEMNITY

Suja shall indemnify and hold harmless Hemisphere, his heirs, successors, executors, administrators and assigns, from any and all liability or damages to Suja's employees, agents and invitees and to any third persons for personal injury, property damage or otherwise and from any and all liability, fine, penalty or other consequence in connection with any claim by federal, provincial or municipal government or entity in connection with the Suja's activities upon the Property including but not limited to, any claim of liability in connection with toxic or hazardous substances, mining activities or of any environmental nature, resulting from Suja's operations and shall, in addition to indemnification and holding harmless for any loss incurred by Hemisphere in connection with any claim for personal injury or property damage, or claim by any government entity or agency, or other claim in connection with the Suja's activities under this Agreement, Suja shall reimburse Hemisphere, his heirs, successors, assigns, executors or administrators for all legal fees and other expenses incurred by them in any litigation, claim or administrative proceeding to which Hemisphere is made a party which is based, in whole or in part, upon any of Twenty-Seven's activities pursuant to this Agreement.

32. EXECUTION IN COUNTERPARTS

This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document.

IN WITNESS WHEREOF the parties hereto have executed these presents as of the day and year first above written.

____
HEMISPHERE WEST CO. LTD.



____
SUJA MINERALS CORP.

SCHEDULE "A"

REFERRED TO IN THE AGREEMENT DATED FOR REFERENCE THE 9th DAY OF JUNE, 2010
BETWEEN HEMISPHERE WEST CO. LTD AND SUJA MINERALS CORP.

Tenure Number	Map Number	Area in Hectares	Expiry Date	Registered Owner
503940		208.93	October 1, 2011	0750082 BC LTD.

SCHEDULE "B"

REFERRED TO IN THE AGREEMENT DATED FOR REFERENCE THE 9TH DAY OF JUNE 2010 BETWEEN HEMISPHERE WEST CO. LTD AND SUJA MINERALS CORP.

ROYALTY PER TON

Royalty Per Ton Shall Mean:

$3.00 per ton shall be paid by Suja Minerals Corp. to Hemisphere West Co. Ltd. For any ore mined whatsoever including stock piled reserves, ore in storage, ore in transit, ore in possession of subsidiaries of Hemisphere. Calculation of this royalty by Suja to Hemisphere shall take place at 12:00am on the 28th of each month and funds forwarded to Hemisphere by the 7th of the following month.

SCHEDULE "C"

Crawford Bay Year 1
1. On a north south line and starting at the north follow a prominent ridge through immature and scrub trees in a recently logged off area exposing
outcrops of dolomite. A 12-15 ton excavator for 70 hrs. @ $120..00/hr
= $8400.00. Total $ 8400.00

Crawford Bay Year 2
2. 12-15 ton excavator to make drill sites at 4 locations on year ones exploration line. 20 hrs. @ $120.00
= 2400.00

Diamond Drill 4 x 500' holes from west to east and dipping @ 30%. 2000' x
$32.00 = 64000.00

Reclamation Of Drill Sites
120 - 150 size excavator 20 hrs. @ $120.00
= 2400.00

Core boxes, split core and assaying of core
=